Press Release #11 - 2008

KLONDIKE STAR REVISES CORPORATE PLANS

SEATTLE, August 12, 2008 (MARKET WIRE) – Hans Boge, P.Eng., Chair & President of Klondike Star Mineral Corporation (OTCBB:KDSM) today updated company plans for the current exploration season on its hard-rock properties in the Klondike, Yukon, Canada and ongoing operations.

The Board of Directors has completed a review of company progress, plans and priorities, necessitated by financing considerations, and approved corporate restructuring and changes to 2008 plans.

Boge says, “The Board of Directors believes Klondike Star is well-positioned for growth building on its assets, performance and opportunities. Investors are unlikely to find another mineral exploration company that has developed a solid pipeline of projects and made so much progress in so little time. World-class prospects combined with good strategy and business fundamentals make Klondike Star a choice investment.”

Assets:

• Lone Star, the largest, world-class hard-rock gold project in the Klondike, an area of 135.1 square kilometers includes five major exploration targets covering the best ground in the region. Diamond drilling results on the Lone Star Zone (primary exploration target, site of the former producing Lone Star Mine, 1912-14) include 1.67 g/t gold over 61.7 m, 2.74 g/t gold over 8.4 m, 2.1 g/t gold over 24 m, 10.75 g/t gold over 1 m, 1.91 g/t gold over 15.7 m and 4.03 g/t gold over 2.1 m. Geological analysis has identified about 250,000 oz of gold on the Lone Star Zone.

• Three major hard-rock gold projects and two placer gold projects in the Klondike gold fields for a total area of 278 square kilometers located in a stable jurisdiction known internationally for supporting sustainable mining.

• Majority control and 100% ownership or options to purchase ownership of all mineral rights holdings.

• A broad foundation of shareholders made up of about 3,870 shareholders in more than 22 countries.

• A progressive corporate governance approach led by an experienced board and management team.

• The Company is debt-free.

Performance:

• Creating an exploration project pipeline starting with one property in 2004 increasing to eight in 2007, with current focus on six including the Lone Star, Indian River, and Dominion/J.A.E. properties.

• Earning 55% ownership of the Lone Star Project, and the exclusive options to increase it to 75%, within 18 months of obtaining the option to explore the most sought after hard-rock property in the Klondike gold fields.

• Bringing virgin ground on the Indian River Gold Project through exploration, mineral reserve analysis (probable mineral reserve of more than 66,000 crude oz of gold), mine planning, environmental assessment and permitting for mine development in three seasons.

• Achieving a major breakthrough in understanding the sources of gold in the Klondike through a twin-track, industry and science-based approach. This involved Company-led mineral exploration programs and the Company-sponsored Klondike Research Project through the internationally recognized Mineral Deposit Research Unit, University of British Columbia that engaged among the foremost scientists in the world to conduct geological research on the Klondike region.

• Completing a comprehensive scoping study for development of an open-pit mine on the Lone Star property that will take years off the environmental and socio-economic assessment and permitting process.

• Track record of exploration discoveries including the JF Zone on the Lone Star property and the Ultra property’s Telluride and Nunatak zones identifying major VMS horizons with economically interesting grades.

• Expanding land positions and mineral rights from 500 mineral claims and crown grants to 1,756.

• Obtaining the 1,245 square kilometer Oweinat gold and iron concession from the Arab Republic of Egypt through an international bidding process.

Opportunities:

• Klondike Star is poised to become a gold producer in the Klondike gold fields of the Yukon, Canada.

• Gold prices broke through $1,000/oz in 2008 and leading analysts project these prices to be generally sustained at these higher levels.

• Companies in commodities and gold are benefiting from strong market support due to economic and political uncertainties, as well as a continuing and growing gap between demand and supply.

With respect to corporate operations, the Board of Directors has approved a revised business plan and instructed management to streamline the company’s organization and activities in order to achieve significant cost reductions.

Boge states, “As part of efforts to move ahead and position Klondike Star for 2009, the Company is implementing restructuring plans approved by the Board of Directors to preserve capital and sustain core operating capacity.”

With respect to its 2008 program, Klondike Star is focusing on moving ahead with the Indian River gold project and field exploration activities on the intermediate-stage gold and silver exploration property, known as the Dominion/J.A.E. Project, building on work undertaken in 2007. This hard-rock property is located in the Klondike.

The company had intended to focus exploration efforts on the advanced-stage Lone Star property. Klondike Star recently completed a comprehensive Scoping Study for the Lone Star Gold Project, including an assessment of known and projected mineralization. (Press Release July 1, 2008) And, an aggressive drilling initiative has been developed based on what Company geologists believe is a major breakthrough in the understanding of Klondike geology and the sources of gold on the Lone Star property. The planned diamond drilling program of 11,000 meters/36,089 feet of deep, infill and step-out drilling is expected to substantially increase the Company’s geological assessment, potentially approaching the level needed for mine feasibility.

Klondike Star recently announced plans to develop the Indian River Gold Project (Press Release, July 29, 2008) starting with stripping operations in the late fall/early winter. A DVD video on the project and the Indian River property can be downloaded for viewing from the Company website www.klondikestar.com under Recent Additions.

About the Dominion/J.A.E. Gold and Silver Property

The Dominion/J.A.E. property consists of 331 mineral claims totaling 61.3 km2/24.3 mi2, including the Mitchell Zone, Sheba Zone, Dome Lode and Lloyd Zone, located near Dawson City, Yukon in the heart of the Klondike gold-producing region.  All zones extend over large areas with excellent opportunity for the existence of multiple mineralized zones, along both strike and dip. They belong to a class of structures which have potential for large medium to low grade, gold-bearing ore bodies. Of its hard-rock Yukon projects, the Dominion/J.A.E. ranks second in importance after the Lone Star Project. Klondike Star holds 100% ownership of 149 mineral claims, 55% with option of up to 75% of 95 claims and an option to purchase 100% of the remaining 85 claims.

About Klondike Star

Klondike Star is a junior mineral exploration and development enterprise with a solid portfolio of mineral properties. The company has majority or 100% interests in 5 gold projects totaling about 290 km2/112.4 mi2 in the Yukon, located in the northwest corner of Canada underlying the site of the world-renowned Klondike gold producing region. Major properties include the advanced-stage exploration Lone Star Gold Project with a scoping study completed, the intermediate-stage Dominion Gold (and silver) property; and the Indian River Gold Project. The mission is to explore, develop and operate new mines as socially responsible, sustainable developments.  Through its wholly owned Canadian subsidiary, Klondike Star was awarded the right to explore and develop gold, iron ore and other minerals on the expansive 1,245 km2/481 mi2 Oweinat concession in the Arab Republic of Egypt through a competitive, international bidding process.

The statements in the press release that relate to the company's expectations with regard to the future impact on the company's results from new products or actions in development are forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995. The statements in this document may also contain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Since this information may contain statements that involve risk and uncertainties and are subject to change at any time, the company's actual results may differ materially from expected results.